As filed with the Securities and Exchange Commission on June 3, 2008.
Registration No. 333-148802
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	14-1850535 (I.R.S. Employer Identification Number)
380 North Bernardo Avenue
Mountain View, CA 94043
(650) 404-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederic H. Moll, M.D.
Founder and Chief Executive Officer
Gary C. Restani
President and Chief Operating Officer
380 North Bernardo Avenue
Mountain View, CA 94043
(650) 404-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David T. Young
Ivan A. Gaviria
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA 94025
(650) 321-2400

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those Shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated file ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On January 23, 2008, Hansen Medical Inc. (the “Company”) initially filed a registration statement on form S-3 (File No. 333-148802 (the “Registration Statement”) which registered the resale from time to time of 140,048 shares of the Company’s common stock (the “Shares”) issued in connection with the Company’s acquisition of AorTx, Inc. on November 15, 2007. The Registration Statement was declared effective by the Securities and Exchange Commission on March 11, 2008

The Company is filing this post-effective amendment to deregister all of the Shares that remain unsold hereunder as of the date hereof. As a result of this deregistration, no Shares remain registered for resale pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 3rd day of June, 2008.

HANSEN MEDICAL, INC.

By:	/s/ Gary C. Restani
Gary C. Restani
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frederic H. Moll, M.D.		Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2008

/s/ Steven M. Van Dick Steven M. Van Dick		Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	June 3, 2008

/s/ Gary C. Restani Gary C. Restani		President, Chief Operating Officer and Director (Principal Executive Officer)	June 3, 2008

* John G. Freund, M.D.		Director	June 3, 2008

* Russell C. Hirsch, M.D., Ph.D.		Director	June 3, 2008

* Christopher P. Lowe		Director	June 3, 2008

* Joseph M. Mandato		Director	June 3, 2008

* Thomas C. McConnell		Director	June 3, 2008

* James M. Shapiro		Director	June 3, 2008

*By:	/s/ Steven M. Van Dick Steven M. Van Dick Attorney-in-Fact